Exhibit 99.1

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

ON                     , 2016 UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE

EXTENDED, THE “EXPIRATION DATE”).

TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME,

ON THE EXPIRATION DATE.

LETTER OF TRANSMITTAL

OF LOUISIANA-PACIFIC CORPORATION

OFFER TO EXCHANGE

ANY AND ALL OUTSTANDING 4.875% SENIOR NOTES DUE 2024,

ISSUED ON SEPTEMBER 14, 2016,

(CUSIP NO. 546347 AJ4)

FOR AN EQUAL PRINCIPAL AMOUNT OF 4.875% SENIOR NOTES DUE 2024,

WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,

PURSUANT TO THE PROSPECTUS DATED                     , 2016

Deliver to:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., EXCHANGE AGENT

By Overnight Delivery, Courier or Hand or Certified or Registered Mail:

BNY Mellon

Corporate Trust – Reorg

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Dacia Brown-Jones

Facsimile Transmission Number:

(732) 667-9408

(For Eligible Institutions Only)

Confirm Receipt of Facsimile by Telephone:

(315) 414-3349

YOUR DELIVERY OF THIS LETTER OF TRANSMITTAL WILL NOT BE VALID UNLESS YOU DELIVER IT TO THE ADDRESS, OR TRANSMIT IT TO THE FACSIMILE NUMBER, SET FORTH ABOVE. PLEASE CAREFULLY READ THIS ENTIRE DOCUMENT, INCLUDING THE INSTRUCTIONS, BEFORE COMPLETING THIS LETTER OF TRANSMITTAL. DO NOT DELIVER THIS LETTER OF TRANSMITTAL TO LOUISIANA-PACIFIC CORPORATION (THE “COMPANY”).

By completing this letter of transmittal, you acknowledge that you have received the prospectus dated                     , 2016 and this letter of transmittal, which together constitute the “Exchange Offer.” This letter of transmittal and the prospectus have been delivered to you in connection with the Company’s offer to exchange minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof in principal amount of its 4.875% Senior Notes due 2024, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “New Notes”), for minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof in principal amount of its outstanding 4.875% Senior Notes due 2024 (the “Old Notes”). Currently, $350,000,000 in principal amount of the Old Notes are issued and outstanding.

For each Old Note accepted for exchange, the Holder (as defined below) of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. The New Notes will accrue interest from the last interest payment date on which interest was paid or provided for on the Old Notes, or, if no interest has been paid or provided for on the Old Notes, from the date of original issue of the Old Notes; provided, that if an Old Note is exchanged for a New Note on or after a record date for the Old Notes for an interest payment date that will occur on or after the date of such exchange and as to which interest will be paid or provided for and prior to such interest payment date, interest on the New Note received in exchange for such Old Note will accrue from the date of such interest payment date. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Old Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer.

The Company reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the Expiration Date will mean the latest date to which the Exchange Offer is extended.

This letter of transmittal is to be completed by the Holder of Old Notes if:

(1) the Holder is delivering certificates for Old Notes with this document, or

(2) the tender of certificates for Old Notes will be made by book-entry transfer to the account maintained by The Bank of New York Mellon Trust Company, N.A., the exchange agent for the Old Notes and the New Notes, at The Depository Trust Company (“DTC”) according to the procedures described in the prospectus under the heading “The Exchange Offer—Procedures for Tendering” and an agent’s message is not being transmitted. Please note that delivery of documents required by this letter of transmittal to DTC does not constitute delivery to the exchange agent.

A financial institution that is a participant in the book-entry transfer facility may also tender its Old Notes by means of DTC’s Automated Tenders Over the Participant Terminal System (“ATOP”), subject to the terms and procedures of that system. If delivery is made through ATOP, the Holder must transmit an agent’s message to the exchange agent’s account at DTC. The term “agent’s message” means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgement that the Holder agrees to be bound by the letter of transmittal and that the Company may enforce the letter of transmittal against the Holder.

As used in this letter of transmittal, the term “Holder” means (1) any person in whose name Old Notes are registered on the books of the Company, (2) any other person who has obtained a properly executed bond power from a registered Holder, or (3) any person whose Old Notes are held of record by DTC who desires to deliver such notes by book-entry transfer at DTC. If you decide to tender your Old Notes, you must complete this entire letter of transmittal.

For the avoidance of doubt, all of the Original Notes were issued in global book-entry form and all of the Exchange Notes will also be issued in global book-entry form, subject to certain exceptions, including in the case where DTC notifies the Company that it is unwilling or unable to continue as depositary for the notes or has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 and, in either case, the Company fails to appoint a successor depositary within 90 days after its receipt of such notice or its obtaining knowledge of such cessation.

You must follow the instructions in this letter of transmittal — please read this entire document carefully. If you have questions or need help with respect to the procedures for tendering Old Notes, or if you would like additional copies of the prospectus or this letter of transmittal, you should contact the exchange agent at (315) 414-3349 or at its address set forth above.

Please describe your Old Notes below.

DESCRIPTION OF OLD NOTES
NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDERS(S) (PLEASE COMPLETE, IF BLANK)	CERTIFICATE NUMBER(S)	AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES REPRESENTED BY CERTIFICATE(S)	PRINCIPAL AMOUNT OF OLD NOTES TENDERED*

Total

*	You will be deemed to have tendered the entire principal amount of Old Notes represented in the column labeled “Aggregate Principal Amount of Old Notes Represented by Certificate(s)” unless you indicate otherwise in the column labeled “Principal Amount of Old Notes Tendered.” Old Notes may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided that the untendered portion of an Old Note must be in a minimum denomination of $2,000.

If you need more space, list the certificate numbers and principal amount of Old Notes on a separate schedule, sign the schedule and attach it to this letter of transmittal.

☐	CHECK HERE IF YOU HAVE ENCLOSED OLD NOTES WITH THIS LETTER OF TRANSMITTAL.

☐	CHECK HERE IF YOU ARE TENDERING OLD NOTES BY BOOK-ENTRY TRANSFER MADE TO THE EXCHANGE AGENT’S ACCOUNT AT DTC.

COMPLETE THE FOLLOWING ONLY IF YOU ARE AN ELIGIBLE INSTITUTION (THIS TERM IS DEFINED BELOW):

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name of Broker-Dealer:

Address	to which copies of the Prospectus are to be delivered:

SPECIAL ISSUANCE INSTRUCTIONS (SEE INSTRUCTIONS 4, 5 AND 6)

Complete this section ONLY if:

(1) certificates for untendered or unexchanged Old Notes are to be issued in the name of someone other than you; (2) certificates for New Notes issued in exchange for tendered and accepted Old Notes are to be issued in the name of someone other than you; or (3) Old Notes tendered by book-entry transfer that are not exchanged are to be returned by credit to an account maintained at DTC other than the account indicated above.

Issue Certificate(s) to:

Name:
(PLEASE PRINT)

Address:

(INCLUDE ZIP CODE)

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)

or

Credit Old Notes tendered by book-entry transfer that are not exchanged to the DTC account set forth below.

(DTC ACCOUNT NUMBER)

SPECIAL DELIVERY INSTRUCTIONS (SEE INSTRUCTIONS 4, 5 AND 6

Complete this section ONLY if certificates for untendered or unexchanged Old Notes, or New Notes issued in exchange for tendered and accepted Old Notes, are to be sent to someone other than you, or to you at an address other than the address shown above.

Mail and deliver Certificates to:

Name:
(PLEASE PRINT)

Address:

(INCLUDE ZIP CODE)

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)

Ladies and Gentlemen:

According to the terms and conditions of the Exchange Offer, I hereby tender to the Company the principal amount of Old Notes indicated above. Effective at the time the Company accepts these Old Notes, and exchanges them for the same principal amount of New Notes, I hereby sell, assign, and transfer to the Company all right, title and interest in and to the Old Notes I have tendered. I am aware that the exchange agent also acts as the agent of the Company. By executing this document, I irrevocably appoint the exchange agent as my agent and attorney-in-fact for the tendered Old Notes with full power of substitution to:

(1) deliver certificates for the Old Notes, or transfer ownership of the Old Notes on the account books maintained by DTC, to the Company and deliver all accompanying evidences of transfer and authenticity to the Company; and

(2) present the Old Notes for transfer on the books of the Company, receive all benefits and exercise all rights of beneficial ownership of these Old Notes, according to the terms of the Exchange Offer. The power of attorney granted in this paragraph is irrevocable and coupled with an interest.

I represent and warrant that I have full power and authority to tender, sell, assign and transfer the Old Notes that I am tendering. I represent and warrant that the Company will acquire good and unencumbered title to the Old Notes, free and clear of all liens, restrictions, charges and encumbrances and that the Old Notes will not be subject to any adverse claim at the time the Company acquires them. I further represent that:

(1) I am not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company;

(2) I have not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of any New Notes issued to me;

(3) any New Notes I acquire will be acquired in my ordinary course of business;

(4) I am not a broker-dealer tendering Old Notes acquired directly from the Company or any affiliate of the Company for my own account; and

(5) I am not acting on behalf of any person who could not truthfully and completely make the representations set forth above.

I understand that the Exchange Offer is being made in reliance on interpretations contained in letters issued to third parties by the staff of the Securities and Exchange Commission. These letters provide that the New Notes issued in exchange for the Old Notes in the Exchange Offer may be offered for resale, resold, and otherwise transferred by a Holder of New Notes, unless that person is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act who does not comply with the registration and prospectus delivery provisions of the Securities Act. The New Notes must be acquired in the ordinary course of the Holder’s business and the Holder must not be engaging in, must not intend to engage in, and must not have any arrangement or understanding with any person to participate in, a distribution of the New Notes.

If I am a broker-dealer that will receive New Notes for my own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, I acknowledge that I will deliver a prospectus in connection with any resale of the New Notes and I may be deemed to be an “underwriter” within the meaning of the Securities Act. However, by this acknowledgment and by delivering a prospectus, I will not be deemed to admit that I am an “underwriter” within the meaning of the Securities Act.

Upon request, I will execute and deliver any additional documents deemed by the exchange agent or the Company to be necessary or desirable to complete the assignment, transfer and purchase of the Old Notes I have tendered.

I understand that the Company will be deemed to have accepted for exchange Old Notes that have been validly tendered and not validly withdrawn when the Company gives written notice of acceptance to the exchange agent.

If, for any reason, any tendered Old Notes are not accepted for exchange in the Exchange Offer, certificates for those unaccepted Old Notes will be returned to me without charge at the address shown below or at a different address if one is listed under “Special Delivery Instructions.” Any unaccepted Old Notes which had been tendered by book-entry transfer will be credited to an account at DTC promptly after the Expiration Date.

All authority granted or agreed to be granted by this letter of transmittal will survive my death, incapacity or, if I am a corporation or institution, my dissolution. Every obligation under this letter of transmittal is binding upon my heirs, personal representatives, successors and assigns.

I understand that tenders of Old Notes according to the procedures described in the prospectus under the heading “The Exchange Offer—Procedures for Tendering” and in the instructions included in this document constitute a binding agreement between myself and the Company subject to the terms and conditions of the Exchange Offer.

Unless I have described other instructions in this letter of transmittal under the section “Special Issuance Instructions,” please issue the certificates representing New Notes issued in exchange for my tendered and accepted Old Notes in my name, and issue any replacement certificates for Old Notes not tendered or not exchanged in my name. Similarly, unless I have instructed otherwise under the section “Special Delivery Instructions,” please send the certificates representing the New Notes issued in exchange for my tendered and accepted Old Notes and any certificates for Old Notes that were not tendered or not exchanged, as well as any accompanying documents, to me at the address shown below my signature. If the “Special Issuance Instructions” and the “Special Delivery Instructions” are completed, please issue the certificates representing the New Notes issued in exchange for my tendered and accepted Old Notes in the name(s) of, and/or return any Old Notes that were not tendered or exchanged and send such certificates to, the person(s) so indicated. I understand that, if the Company does not accept any of the tendered Old Notes for exchange, the Company has no obligation to transfer any Old Notes from the name of the registered Holder(s) according to my instructions in the “Special Issuance Instructions” section of this document.

THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED DESCRIPTION OF OLD NOTES ABOVE AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE OLD NOTES AS SET FORTH IN SUCH BOX ABOVE.

LETTER OF TRANSMITTAL SIGNATURE PAGE

PLEASE SIGN HERE WHETHER OR NOT

OLD NOTES ARE BEING PHYSICALLY TENDERED HEREBY

(Date)

Signature(s) of Registered Holder(s) or Authorized Signatory	(Date)

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

The above lines must be signed by the registered Holder(s) of Old Notes as their name(s) appear(s) on the certificate for the Old Notes or on a DTC security position listing as the owner of Old Notes or by person(s) authorized to become registered Holder(s) by a properly completed bond power from the registered Holder(s). If applicable, a copy of the completed bond power must be delivered with this letter of transmittal. If any Old Notes tendered through this letter of transmittal are held of record by two or more joint Holders, then all such Holders must sign this letter of transmittal. If the signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, then such person must (1) state his or her full title below and (2) unless waived by the Company, submit evidence satisfactory to the Company of such person’s authority to act on behalf of the Holder. See Instruction 4 on page 12 for more information about completing this letter of transmittal.

Name(s):

Capacity:

Address:

(Include Zip Code)

Signature(s) Guaranteed by an Eligible Institution, if required by Instruction 4:

(Title)

(Name of Firm)

Dated                             , 2016

INSTRUCTIONS

PART OF THE TERMS AND CONDITIONS OF THE

EXCHANGE OFFER

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER TO EXCHANGE ANY AND

ALL OUTSTANDING 4.875% SENIOR NOTES DUE 2024 (CUSIP NO. 546347 AJ4), ISSUED ON SEPTEMBER 14, 2016, OF LOUISIANA-PACIFIC CORPORATION FOR 4.875% SENIOR NOTES DUE 2024 OF LOUISIANA-PACIFIC CORPORATION, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

1. DELIVERY OF THIS LETTER OF TRANSMITTAL AND OLD NOTES. The tendered Old Notes or a confirmation of book-entry delivery, as well as a properly completed and executed copy or facsimile of this letter of transmittal or an agent’s message through ATOP and any other required documents, must be received by the exchange agent at its address listed on the cover of this document before 5:00 p.m., New York City time, on the Expiration Date.

YOU ARE RESPONSIBLE FOR THE DELIVERY OF THE OLD NOTES, THIS LETTER OF TRANSMITTAL AND ALL REQUIRED DOCUMENTS TO THE EXCHANGE AGENT. EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED BELOW, THE DELIVERY OF THESE DOCUMENTS WILL BE CONSIDERED TO HAVE BEEN MADE ONLY WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT. WHILE THE METHOD OF DELIVERY IS AT YOUR RISK AND CHOICE, THE COMPANY RECOMMENDS THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE RATHER THAN REGULAR MAIL. YOU SHOULD SEND YOUR DOCUMENTS WELL BEFORE THE EXPIRATION DATE TO ENSURE RECEIPT BY THE EXCHANGE AGENT. YOU MAY REQUEST THAT YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE DELIVER YOUR OLD NOTES, THIS LETTER OF TRANSMITTAL AND ALL REQUIRED DOCUMENTS TO THE EXCHANGE AGENT. DO NOT SEND YOUR OLD NOTES TO THE COMPANY.

THE COMPANY WILL NOT ACCEPT ANY ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS. EACH TENDERING HOLDER, BY EXECUTION OF A LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF OR AGENT’S MESSAGE IN LIEU THEREOF), WAIVES ANY RIGHT TO RECEIVE ANY NOTICE OF THE ACCEPTANCE OF SUCH TENDER.

2. TENDER BY HOLDER. You must be a Holder of Old Notes in order to participate in the Exchange Offer. If you are a beneficial holder of Old Notes who wishes to tender, but you are not the registered Holder, you must arrange with the registered Holder to execute and deliver this letter of transmittal on his, her or its behalf. Before completing and executing this letter of transmittal and delivering the registered Holder’s Old Notes, you must either make appropriate arrangements to register ownership of the Old Notes in your name, or obtain a properly executed bond power from the registered Holder. The transfer of registered ownership of Old Notes may take a long period of time. For purposes of the exchange offer, a Holder is a registered holder of a certificated Old Note, a person authorized to become such a registered holder by a properly completed bond power from the registered holder or a person whose name appears on a DTC security position listing as the owner of Old Notes.

3. PARTIAL TENDERS. If you are tendering less than the entire principal amount of Old Notes represented by a certificate, you should fill in the principal amount you are tendering in the third column of the box entitled “Description of Old Notes.” The entire principal amount of Old Notes listed on the certificate delivered to the exchange agent will be deemed to have been tendered unless you fill in the box entitled “Principal Amount of Old Notes Tendered.” If the entire principal amount of all Old Notes is not tendered, a certificate will be issued for the principal amount of those Old Notes not tendered.

Unless a different address is provided in the appropriate box on this letter of transmittal, certificate(s) representing New Notes issued in exchange for any tendered and accepted Old Notes will be sent to the registered Holder at his or her registered address, promptly after the Old Notes are accepted for exchange. In the case of Old Notes tendered by book-entry transfer, any untendered Old Notes and any New Notes issued in exchange for tendered and accepted Old Notes will be credited to accounts at DTC.

4. SIGNATURES ON THE LETTER OF TRANSMITTAL; BOND POWERS AND ENDORSEMENTS; GUARANTEE OF SIGNATURES.

•	If you are the registered Holder of the Old Notes tendered with this document, and are signing this letter of transmittal, your signature must match exactly with the name(s) written on the face of the Old Notes or with such name or names as they appear on a DTC security position listing which lists you as the owner of Old Notes. There can be no alteration, enlargement or change in your signature in any manner. If certificates representing the New Notes, or certificates issued to replace any Old Notes you have not tendered are to be issued to you as the registered Holder, do not endorse any tendered Old Notes, and do not provide a separate bond power.

•	If you are not the registered Holder, or if New Note or any replacement Old Note certificates will be issued to someone other than you, you must either properly endorse the Old Notes you have tendered or deliver with this letter of transmittal a properly completed separate bond power. Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

•	If you are signing this letter of transmittal but are not the registered Holder(s) of any Old Notes listed on this document under the “Description of Old Notes,” the Old Notes tendered must be endorsed or accompanied by appropriate bond powers, in each case signed in the name of the registered Holder(s) exactly as it appears on the Old Notes. Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

•	If this letter of transmittal, any Old Notes tendered or any bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, that person must indicate their title or capacity when signing. Unless waived by the Company, evidence satisfactory to the Company of that person’s authority to act must be submitted with this letter of transmittal. Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

•	All signatures on this letter of transmittal must be guaranteed by an Eligible Institution unless one of the following situations apply:

•	If this letter of transmittal is signed by the registered Holder(s) of the Old Notes tendered with this letter of transmittal and such Holder(s) has not completed the box titled “Special Issuance Instructions” or the box titled “Special Delivery Instructions;” or

•	If the Old Notes are tendered for the account of an Eligible Institution.

5. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. If different from the name and address of the person signing this letter of transmittal, you should indicate, in the applicable box or boxes, the name and address where Old Notes issued in replacement for any untendered or tendered but unaccepted Old Notes should be issued or sent. If replacement Original Notes are to be issued in a different name, you must indicate the taxpayer identification or social security number of the person named.

6. TRANSFER TAXES. The Company will pay all transfer taxes, if any, applicable to the transfer of Old Notes to the Company and the issuance of New Notes to you in the Exchange Offer—unless you instruct the Company to issue or cause to be issued New Notes, or request that Old Notes not tendered or accepted in the Exchange Offer be returned, to a person other than the tendering holder. If transfer taxes are imposed for any such other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other person, will be payable by the tendering holder.

If satisfactory evidence of payment or exemption from those transfer taxes is not submitted with the letter of transmittal, if applicable, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any amounts due to such holder.

7. WAIVER OF CONDITIONS. The Company may choose, at any time and for any reason, to waive or, subject to certain requirements, amend or modify certain of the conditions to the Exchange Offer. The conditions applicable to tenders of Old Notes in the Exchange Offer are described in the prospectus under the heading “The Exchange Offer—Conditions to the Exchange Offer.”

8. WITHDRAWAL RIGHTS. Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 P.M., New York City time, on the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date, at the address set forth above. Any such notice of withdrawal must (a) specify the name of the person who tendered the Old Notes to be withdrawn, (b) identify the Old Notes to be withdrawn, including the aggregate principal amount of such Old Notes, (c) specify the number of the account at the book-entry transfer facility from which the Old Notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility; (d) contain a statement that such Holder is withdrawing its election to have such Old Notes exchanged; (e) be signed by the Holder in the same manner as the original signature on this letter of transmittal by which such Old Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the Old Notes register the transfer of such Old Notes in the name of the person withdrawing the tender; and (f) specify the name in which such Old Notes are registered, if different from that of the person who tendered the Old Notes.

All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties.

Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the tendering Holder of such notes without cost to such Holder, in the case of physically tendered Old Notes, or credited to an account maintained with the book-entry transfer facility for the Old Notes promptly after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following the procedures described under the headings “The Exchange Offer—Procedures for Tendering” and “The Exchange Offer—Acceptance of Original Notes and Delivery of Exchange Notes” in the prospectus at any time on or prior to 5:00 P.M., New York City time, on the Expiration Date with respect to such Old Notes.

Any Old Notes tendered by book-entry transfer into the Exchange Agent’s account at the book-entry transfer facility pursuant to the book-entry transfer procedures set forth under the headings “The Exchange Offer—Procedures for Tendering” and “The Exchange Offer—Acceptance of Original Notes and Delivery of Exchange Notes” in the prospectus will be credited to an account maintained with the book-entry transfer facility for the Old Notes as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer.

9. MUTILATED, LOST, STOLEN OR DESTROYED OLD NOTES. If your Old Notes have been mutilated, lost, stolen or destroyed, you should contact the exchange agent at the address listed on the cover page of this document for further instructions.

10. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. If you have questions or need assistance with respect to the procedures for tendering or withdrawing tenders of Old Notes or would like to receive additional copies of the prospectus or this letter of transmittal, you should contact the exchange agent at the address listed in the prospectus. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF) AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

Questions and requests for assistance with respect to the procedures for tendering or withdrawing tenders of Old Notes may be directed to the exchange agent at its address and telephone number set forth below. Additional copies of the prospectus, this letter of transmittal or other materials related to the Exchange Offer may be obtained from the exchange agent or from brokers, dealers, commercial banks or trust companies.

The Exchange Agent for the Exchange Offer is:

The Bank of New York Mellon Trust Company, N.A.

By Registered/Certified Mail, Hand

Delivery, or Overnight Courier:

BNY Mellon

Corporate Trust – Reorg

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Dacia Brown-Jones

Facsimile number:	For information by telephone:
(732) 667-9408	(315) 414-3349